Exhibit (e)(4)

Proposed

AMENDMENT NO. 2

TO

DISTRIBUTION AGREEMENT

AMENDMENT NO. 2 to DISTRIBUTION AGREEMENT, effective as of _______, 2023 by and among The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and Glenmede Investment Management, LP, a Pennsylvania limited partnership (the “Advisor”).

WHEREAS, the Fund, the Distributor and the Advisor entered into a Distribution Agreement dated September 30, 2021, as amended from time to time (the “Distribution Agreement”); and

WHEREAS, the Fund, the Distributor and the Advisor desire to amend the Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement herein set forth, the parties hereto agree as follows:

1.	AMENDMENT.

(a)	Exhibit A to the Distribution Agreement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.

2.	MISCELLANEOUS.

(a)	Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

QUASAR DISTRIBUTORS, LLC	THE GLENMEDE FUND, INC.

By	By
Name:	Name:	Christopher E. McGuire
Title:	Title:	Treasurer

GLENMEDE INVESTMENT MANAGEMENT LP

By: Gatepost Partners, LLC, its General Partner

By:
Name:	Kent E. Weaver, Jr.
Title:	Director

Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of the Glenmede Fund, Inc.

As of

Name of Series

Core Fixed Income Portfolio

Equity Income Portfolio

Global Secured Options Portfolio

High Yield Municipal Portfolio

Muni Enrichment Portfolio

Quantitative International Equity Portfolio

Quantitative U.S. Large Cap Core Equity Portfolio

Quantitative U.S. Large Cap Growth Equity Portfolio

Quantitative U.S. Large Cap Value Equity Portfolio

Quantitative U.S. Long/Short Equity Portfolio

Quantitative U.S. Small Cap Equity Portfolio

Quantitative U.S. Total Market Equity Portfolio

Responsible ESG U.S. Equity Portfolio

Secured Options Portfolio

Short Term Tax Aware Fixed Income Portfolio

Small Cap Equity Portfolio

Strategic Equity Portfolio

Women in Leadership U.S. Equity Portfolio